EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT FOR SOFTWARE

This Purchase and Sale Agreement (this “Agreement”) is effective as of September 16, 2015 (the “Effective Date”), and entered into by and between KLATU Networks, LLC, a Washington limited liability corporation (“KLATU”), and Cryoport Systems, Inc., a California corporation (“CRYOPORT”).

1.    Recitals. This Agreement is made in contemplation of the following facts and circumstances:

1.1.         KLATU previously developed for and licensed to CRYOPORT certain technology pursuant to that certain Master Consulting and Engineering Services Agreement between KLATU and CRYOPORT dated October 9, 2007 (the “Original Agreement”), as amended by First Amendment to Master Consulting and Engineering and Services Agreement dated April 23, 2009 (“First Amendment”), and as amended by Second Amendment to Master Consulting and Engineering Services Agreement dated November 1, 2010 (the “Second Amendment”) (the Original Agreement, First Amendment and Second Amendment are collectively referred to herein as the “Master Agreement”);

1.2.         Concurrently with entering into this Agreement, KLATU and CRYOPORT are entering into an Amended and Restated Master Consulting and Engineering and Services Agreement (“Restated Master Agreement”).

1.3.         Words and phrases used in this Agreement shall have the meaning as defined in the Restated Master Agreement, unless otherwise defined herein. The Shipping Logistics and Package Tracking System developed pursuant to the Master Agreement is sometimes referred to herein as “Cryoportal.”

1.4.         CRYOPORT wishes to purchase and KLATU is willing to sell to CRYOPORT the Developed Technology.

2.    Sale and Transfer.

2.1.         KLATU hereby irrevocably assigns, conveys, sells, grants and transfers (and agrees to assign, convey, sell, grant and transfer) exclusively and in perpetuity to CRYOPORT, its successors and assigns, all of its right, title and interest of every kind and character throughout the world in the Developed Technology; provided KLATU retains and reserves unto itself a license as provided in the Restated Master Agreement.

3.    Delivery and Inspection.

3.1.         Delivery. To the extent not already in CRYOPORT’s possession or control, upon request from CRYOPORT, KLATU shall promptly deliver to CRYOPORT the Source Code and Object Code for the Developed Software and all tools, documentation and other information used by KLATU to compile, revise, update and correct the Developed Software in an electronic format reasonably acceptable to CRYOPORT and reasonably deliverable by KLATU. Alternatively the Source Code and Object Code shall continue to be maintained in a secure, private environment that will be hosted by a third party and fully accessible to CRYOPORT and to KLATU on a remote basis twenty-four (24) hours a day, seven (7) days a week subject to unavoidable interruptions. CRYOPORT shall pay all costs of the third party to host and maintain such secure, private environment.

3.2.         Inspection and Acceptance. CRYOPORT acknowledges it has inspected and accepted the Developed Technology in its “AS IS” condition.

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4.    Purchase Price.

4.1.         Technology.    As full compensation for the sale and assignment of the Developed Technology from KLATU to CRYOPORT, CRYOPORT shall pay to KLATU an amount equal to Four Hundred Thousand United States Dollars (US$400,000) as follows: (a) one-half (1/2) of the balance (US$200,000) no later than five (5) days after the Effective Date and (b) one-half (1/2) of the balance (US$200,000) on or before the date forty-five (45) days after the Effective Date.

4.2.         Taxes. All amounts are in U.S. Dollars and are exclusive of all applicable taxes, levies and duties. CRYOPORT assumes the sole responsibility for the payment of any sales, use or other transaction fee or tax payable on any sums due under this Agreement and agrees to indemnify and hold KLATU harmless from any claim, demand or liability for any such tax or fee.

5.    Further Assurances; Appointment. Upon CRYOPORT’s request, KLATU shall promptly take such actions, including, without limitation, the prompt execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, perfect, protect and enforce the rights and interests of CRYOPORT in and to the Developed Technology, including, without limitation, filings in the U.S. Copyright Office and U.S. Patent and Trademark Office, and under the Uniform Commercial Code within ten (10) days of having documents necessitating such filings.

6.    Representations and Warranties.

6.1.         KLATU Representations and Warranties. KLATU represents, warrants and covenants: (a) KLATU has the full power and authority to enter into this Agreement and to perform its obligations hereunder, without the need for any consents, approvals or immunities not yet obtained; (b) KLATU’s execution of and performance under this Agreement shall not breach any oral or written agreement with any third party or any obligation owed by KLATU to any third party to keep any information or materials in confidence or in trust; (c) the Developed Technology is not subject to any mortgages, liens, pledges, security interests, encumbrances or encroachments other than the terms of any open source license or third party software purchased for use therein; and (d) KLATU has not heretofore granted, sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of in any manner whatsoever, any right, title or interest in the Developed Technology other than license rights granted to CRYOPORT or licenses granted with respect to the portions of the Developed Technology described on Schedule 1.

6.2.        CRYOPORT Representations and Warranties. CRYOPORT represents, warrants and covenants that: (a) CRYOPORT has the full power and authority to enter into this Agreement and to perform its obligations hereunder, without the need for any consents, approvals or immunities not yet obtained; (b) CRYOPORT’s execution of and performance under this Agreement shall not breach any oral or written agreement with any third party or any obligation owed by CRYOPORT to any third party to keep any information or materials in confidence or in trust; (c) the Developed Technology was developed at the direction and under the supervision of CRYOPORT; and (d) CRYOPORT has thoroughly inspected and used the Developed Technology and accepts the Developed Technology as “AS IS” with all fault and without any warranty, express or implied, including, without limitation, warranties of merchantability or fitness for a particular purpose or patent infringement except as warranted in this Agreement or the Restated Master Agreement.

7.    Indemnification.

7.1.     Indemnification by KLATU. KLATU shall indemnify and hold harmless, and at CRYOPORT’s request defend, CRYOPORT and its affiliates, successors and assigns (and its and their members, officers, directors, employees, sublicensees, customers and agents) (collectively, the “CRYOPORT Indemnified Parties”) from and against any and all costs, damages, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”) resulting from any claim, suit, action, or proceeding (each, an “Claim”) brought by any third party which arise out of or relate to any breach (or Claim or threat thereof that, if true, would be a breach) of this Agreement by KLATU, including, without limitation, any breach or alleged breach of any representation or warranty of KLATU set forth in Section 1.1.

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7.2.          Indemnification by CRYOPORT. CRYOPORT shall indemnify and hold harmless, and at KLATU’s request defend, KLATU and its members or stockholders, affiliates, successors and assigns (and its and their officers, directors, employees, sublicensees, customers and agents) (collectively, the “KLATU Indemnified Parties”) from and against any and all Losses resulting from any Claim brought by any third party which arises out of or relates to any breach (or Claim or threat thereof that, if true, would be a breach) of this Agreement by CRYOPORT, including, without limitation, any breach or alleged breach of any representation or warranty of CRYOPORT set forth in Section 6.2, or CRYOPORT’s or CRYOPORT’s licensee’s use of the Developed Technology.

7.3.          Notice; Cooperation; Settlement. The indemnified party shall notify the indemnifying party promptly of any Claim for which indemnification is sought, provided, however, that the failure to give such notice shall not relieve the indemnifying party of the indemnifying party’s obligations hereunder except to the extent the indemnifying party was actually and materially prejudiced by such failure. The indemnified party may, at its option and expense, participate and appear on an equal footing with the indemnifying party in the defense of any Claim that is conducted by the indemnifying party as set forth herein. The indemnifying party may not settle any Claim without the prior written approval of the indemnified party, which approval shall not be unreasonably withheld or delayed. From the date of written notice from the indemnified party to the indemnifying party of any such Claim, the indemnified party shall have the right to withhold from any payments due the indemnifying party under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for the indemnifying party’s obligations under this Section 7.

7.4.         Limitation on Liability.

KLATU MAKES NO WARRANTY, EXPRESS OR IMPLIED, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SUITABILITY, OR PERFORMANCE REGARDING THE DEVELOPED TECHNOLOGY, AND EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT IN NO EVENT SHALL KALTU BE LIABLE, WHETHER OR NOT DUE TO ITS OWN NEGLIGENCE, FOR ANY: (A) ACT OR OMISSION OF A THIRD PARTY; (B) MISTAKES, OMISSIONS, INTERRUPTIONS, ERRORS, FAILURES TO TRANSMIT, DELAYS, OR DEFECTS RESULTING FROM CRYOPORT’S USE OF THE DEVELOPED TECHNOLOGY; (C) ANY DAMAGE OR INJURY CAUSED BY THE USE OF THE DEVELOPED TECHNOLOGY; AND (D) ANY CLAIMS AGAINST CRYOPORT BY THIRD PARTIES. IN NO EVENT SHALL THE LIABILITY OF KLATU FOR ANY OR ALL CLAIMS RELATING TO THIS AGREEMENT OR THE DEVELOPED TECHNOLOGY EXCEED THE AMOUNT PAID BY CRYOPORT TO KLATU UNDER SECTION 4.1 OF THIS AGREEMENT.

KLATU IS NOT LIABLE TO CRYOPORT FOR CHANGES IN OPERATION, EQUIPMENT, OR TECHNOLOGY THAT CAUSE THE DEVELOPED TECHNOLOGY TO BE RENDERED OBSOLETE OR REQUIRE MODIFICATION. KLATU SHALL NOT BE LIABLE FOR ANY PRESENT OR FUTURE CONSEQUENTIAL OR SPECIAL DAMAGES OR FOR LOSS, EXPENSE, OR DAMAGE DIRECTLY OR INDIRECTLY ARISING FROM USE OF THE DEVELOPED TECHNOLOGY OR AS MAY ARISE AS A RESULT OF CHANGES MADE BY EMPLOYEES OR CONTRACTORS OF CRYOPORT, OR THIRD PARTIES WORKING UNDER THE DIRECTION OF CRYOPORT. CRYOPORT ACCEPTS FULL AND COMPLETE RESPONSIBILITY FOR ANY AND ALL INABILITY TO USE THE DEVELOPED TECHNOLOGY WITH ANY OTHER HARDWARE, SOFTWARE OR HOSTING SERVICES.

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8.    Termination.

8.1.         Termination for Cause. If either party defaults on any of its material obligations under this Agreement prior to payment in full for the Developed Technology, the non-defaulting party, at its option shall have the right to terminate this Agreement by written notice to the other party unless the defaulting party remedies such default within thirty (30) calendar days after receipt of written notice thereof from the non-defaulting party, provided any payment default shall be remedied within five (5) days after written notice of default is delivered to the defaulting party.

8.2.         Effect of Termination. Termination of this Agreement by either party pursuant to Section 8.1 above shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party from any liability for breach of such party’s obligations under this Agreement. Should this Agreement be terminated by CRYOPORT due to KLATU’s material beach, rights in the Developed Technology shall revert to KLATU and KLATU shall refund any monies paid to KLATU under Section 4.1. Should KLATU terminate this Agreement due to CRYOPORT’s material breach, KLATU may elect to either (i) enforce CRYOPORTS obligation to pay all remaining amounts due hereunder, in which event upon collection of such amounts all rights in the Developed Technology transferred to CRYOPORT under this Agreement shall continue to vest in CRYOPORT, subject to the terms of this Agreement, or (ii) refund to CRYOPORT all monies paid to KLATU and all rights in the Developed Technology and Background Technology transferred or licensed to CRYOPORT under this Agreement shall revert to KLATU.

8.3.         Delivery of Materials. Upon any termination of this Agreement each party shall promptly return to the other any and all confidential information of the other, including, without limitation, any delivery pursuant to Section 3 of this Agreement.

9.    General Provisions.

9.1.         Force Majeure. Neither party shall be liable to the other for failure or delay in performing its obligations hereunder if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any governmental body, war, insurrection, sabotage, embargo, fire, flood, strike or other labor disturbance, interruption of or delay in transportation, unavailability of, interruption of or delay in telecommunications or third party services, or inability to obtain raw materials, supplies or power used in or equipment needed for provision of the services hereunder.

9.2.         Governing Law; Venue. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Subject to the dispute resolution provisions below, any legal suit, action or proceeding arising out of or relating to this Agreement shall be commenced in a federal court in the Central District of California or in state court in the County of Los Angeles, California, and each party hereto irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding. Except as otherwise provided in this Agreement, any controversy or dispute arising out of this Agreement, the interpretation of any of the provisions hereof, or the action or inaction of any party to this Agreement shall be submitted to arbitration pursuant to the commercial arbitration rules of the American Arbitration Association, JAMS, or ADR Services, Inc. (collectively, “Approved Service”), or other recognized arbitration service selected by the party instituting such action provided if any other party objects to the selection of a service other than an Approved Service, the arbitration shall be moved to an Approved Service selected by the party objecting. Any award or decision obtained from any such arbitration proceeding shall be final and binding on the parties, and judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement shall be instituted in any court by any party except: (a) an action to compel arbitration pursuant to this Section, (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section, or (c) injunctive relief to restrain the disclosure or misuse of confidential information or other intellectual property rights. If instituted against CRYOPORT, the arbitration shall take place in Los Angeles, California, and if instituted against KLATU, the arbitration shall take place in Seattle Washington.

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9.3.         Severability. If the application of any provision of this Agreement to any particular facts or circumstances shall for any reason be held to be invalid, illegal or unenforceable by a court, arbitration panel or other tribunal of competent jurisdiction, then (a) the validity, legality and enforceability of such provision as applied to any other particular facts or circumstances, and the other provisions of this Agreement, shall not in any way be affected or impaired thereby and (b) such provision shall be enforced to the maximum extent possible so as to effect the intent of the parties. If, moreover, any provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

9.4.         Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

9.5.         Notices. Any notice, request, demand, or other communication required or permitted hereunder shall be in writing, shall reference this Agreement and shall be deemed to be properly given: (a) when delivered personally; (b) when sent by facsimile, with written confirmation of receipt by the sending facsimile machine; (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) two (2) business days after deposit with a private industry express courier, with written confirmation of receipt. All notices shall be sent to the address set forth on the signature page of this Agreement and to the notice of the person executing this Agreement (or to such other address or person as may be designated by a party by giving written notice to the other party pursuant to this Section).

9.6.         Waiver. The waiver by either party of a breach of or a default under any provision of this Agreement shall not be effective unless in writing and shall not be construed as a waiver of any subsequent breach of or default under the same or any other provision of this Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy it has or may have hereunder operate as a waiver of any right or remedy.

9.7.         Construction. This Agreement has been negotiated by the parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against either party.

9.8.         Captions and Section Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

9.9.         Counterparts.    This Agreement may be executed (including, without limitation, by facsimile signature) in one or more counterparts, with the same effect as if the parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one Agreement.

9.10.       Entire Agreement; Amendment. This Agreement and the Restated Master Agreement (including the Exhibits attached hereto and the Statements of Work defining the Developed Technology, which are incorporated herein by reference) are the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No modification of or amendment to this Agreement shall be effective unless in writing and signed by each of the parties.

[Signatures Continued on Following Page]

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Signature Page To

Purchase And Sale Agreement For Software

In Witness Whereof, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

CRYOPORT SYSTEMS, INC.,	KLATU Networks, LLC,
a California corporation	a Washington limited liability company

BY:	/s/ Robert S. Stefanovich		/s/ Richard Kriss
NAME:	Robert S. Stefanovich	NAME:	Richard Kriss
TITLE:	Chief Financial Officer	TITLE:	Managing Director
ADDRESS:	20382 Barents Sea Circle	ADDRESS:	4174 NE Lookout Lane
	Lake Forest, CA 92630		Poulsbo, Washington 98370
DATED:	September 16, 2015	DATED:	September 16, 2015

CONFIDENTIAL

Schedule 1

Developed technology licensed to KLATU

Portions of the Developed Technology, excluding Developed Software, relating to the following:

1.	Integration with third party and carrier API’s;
2.	Devices for determining the status, health, remaining thermal capacity and location of an article, package, container or pallet while in transit.

CONFIDENTIAL